Exhibit 24.1

POWER OF ATTORNEY

We, the undersigned officers and directors of Mallinckrodt plc, hereby severally constitute and appoint Miriam Rogers Singer and Peter G. Edwards and each of them to sign for us and in our names in the capacities indicated below, any and all amendments to the report on Form 10-K filed herewith, and to file the same, with all exhibits thereto and other documents in connection therewith, in each case, with the Securities and Exchange Commission, and generally to do all such things in our names and on our behalf in our capacities consistent with the provisions of the Securities Act of 1934, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

President, Chief Executive Officer and Director
Mark C. Trudeau	(principal executive officer)

Senior Vice President and Chief Financial Officer
Matthew K. Harbaugh	(principal financial officer)

Vice President Controller
Kathleen A. Schaefer	(principal accounting officer)

/s/ Melvin D. Booth	Chairman of the Board of Directors	December 13, 2013
Melvin D. Booth

/s/ David R. Carlucci	Director	December 13, 2013
David R. Carlucci

/s/ J. Martin Carroll	Director	December 13, 2013
J. Martin Carroll

/s/ Diane H. Gulyas	Director	December 13, 2013
Diane H. Gulyas

/s/ Nancy S. Lurker	Director	December 13, 2013
Nancy S. Lurker

/s/ JoAnn A. Reed	Director	December 13, 2013
JoAnn A. Reed

/s/ Kneeland C. Youngblood	Director	December 13, 2013
Kneeland C. Youngblood

/s/ Joseph A. Zaccagnino	Director	December 13, 2013
Joseph A. Zaccagnino